UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2013 (May 23, 2013)

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4909 SE International Way, Portland, Oregon 97222
(Address of principal executive offices) (Zip Code)
503-653-8881
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 5.07 Submission of Matters to a Vote of the Security Holders
(a.) On May 23, 2013, Blount International, Inc. (the “Corporation” or “Blount”) held its Annual Meeting of Stockholders at the Waldorf Astoria Hotel in New York City. At that meeting, the slate of Director Nominees proposed in the Corporation's 2013 Proxy Statement was elected as set forth in Item 5.07 (b.) below.

(b.) At the above Annual Meeting of Stockholders, the final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.*

Proposal 1.
The election of nine members to the Board of Directors, each to serve until the 2014 Annual Meeting of Stockholders of the Corporation or until his or her successor is elected and qualified or until his earlier resignation or removal.

	For	Withheld	Non-Votes
Robert E. Beasley, Jr.	41,671,731	423,568	1,196,058
Ronald Cami	41,985,486	109,813	1,196,058
Andrew C. Clarke	41,677,347	417,952	1,196,058
Joshua L. Collins	41,505,589	589,710	1,196,058
Nelda J. Connors	41,743,475	351,824	1,196,058
Thomas J. Fruechtel	41,982,467	112,832	1,196,058
E. Daniel James	41,621,097	474,202	1,196,058
Harold E. Layman	30,102,197	11,993,099	1,196,058
David A. Willmott	41,862,869	232,430	1,196,058

Proposal 2.	To approve an advisory vote on certain executive compensation.

For	Against	Abstain	Non-Votes
41,391,404	565,464	138,431	1,196,058

Proposal 3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Corporation for the Calendar Year ending December 31, 2013.

For	Against	Abstain
43,120,770	96,847	73,740

*	Fractions of shares have been rounded to the nearest whole share.
(c.) On May 26, 2011, the stockholders approved, on an advisory basis, that every year be the frequency with which the Corporation holds an advisory vote on the compensation of the Corporation's Named Executive Officers as shown in each year's Annual Proxy Statement. This was the frequency recommended by the Board of Directors and management. Accordingly, for each year hereafter until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the Corporation's Annual Meeting of Stockholders in 2017, Blount will include a vote on executive compensation in its annual proxy materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.

Dated: May 24, 2013	By:	/s/ Chad E. Paulson
Chad E. Paulson
Vice President, General Counsel & Secretary